                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made as of the 1st day of January, 1999 by and between RIGHT MANAGEMENT CONSULTANTS, INC., a Pennsylvania corporation (hereinafter called "Company"), and JOHN J. GAVIN, an individual (hereinafter called "Employee").

                                   WITNESSETH:

         Company desires to employ Employee, and employee desires to be employed by Company, on the terms and conditions hereinafter stated.

         NOW THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

         1. Employment. Company hereby employs Employee and employee hereby accepts employment by Company for the period and upon the terms and conditions contained in this Agreement.

         2. Office and Duties.

                  (a) Employee shall serve Company as its President and Chief Operating Officer ("COO"), and, subject to continued election thereto by the Company's shareholders, as a member of Company's Board of Directors (the "Board"). The powers, authority and duties of the offices of President and COO of Company shall be those customary to such offices with corporations comparable to Company.

                  (b) Throughout the term of this Agreement, Employee shall devote Employee's entire working time, energy, skill and best efforts to the performance of Employee's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company.

         3.       Term.

                  (a) The initial term of Employee's employment with Company under this Agreement shall be as of January 1, 1999 and continuing up to and through December 31, 2001.



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                  (b) Unless either party gives written notice of its intention to terminate Employee's employment under this Agreement at the end of the initial or any renewal term by giving the other party such notice, at least one hundred twenty (120) days prior to the expiration of the then current term, employee's employment under this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term. Notwithstanding the foregoing, employee's employment with Company will not be renewed under this Agreement on or after December 31 of the calendar year in which Employee reaches sixty-five (65) years of age.

                  (c) Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event that: (i) a "controlling interest" in the capital stock of Company is sold in a single transaction or a group of related transactions to one or more buyers acting in concert; (ii) Company sells all or substantially all of its assets; or (iii) Company is a party to any corporate merger or consolidation in which one or more parties acting in concert who did not previously hold a "controlling interest" in the capital stock of Company acquires or acquire such a "controlling interest" in the capital stock of Company or its successor entity (each such a event to constitute a "Change in Control"), Employee may, upon written notice to Company within sixty (60) days of such Change in Control, elect to: (A) continue Employee's employment with Company for the greater of the then current term or a period that expires two years from the date of the Change in Control; or (B) voluntarily terminate Employee's employment with Company and receive severance compensation as if this were a "Compensated Termination" pursuant to Section 6 hereof for a "Section 6 Period" that expires upon the later of the date the then current term would have expired but for the earlier termination described herein or two years from the date of the Change in Control. In the event that Employee elects to remain employed by Company pursuant to (A) above, the total amounts payable annually to employee for the period described in (A) shall be not less than the greater of:
(I) the total amount of the Base Salary and Incentive Payments paid under Sections 4(a) and 4(b) during the 12-month period for the calendar year immediately preceding the Change in Control; or (II) Three Hundred Fifty Thousand Dollars ($350,000). For the purposes of this Section 3(c), a "controlling interest" in the capital stock will constitute that number of shares which, as a practical matter, permits the holder or holders to elect a majority of the members of the Board. It is agreed that shares of capital stock possessing the right to cast a majority or more of the votes entitled to be cast for the election of directors of Company shall conclusively constitute a "controlling interest", but that a block of shares possessing the right to cast less than a majority of the number of votes entitled to be voted may, under the circumstances then pertaining, constitute a "controlling interest".

         4.       Compensation and Benefits.

                  (a) Base Salary. For all of the service rendered by Employee to Company, Employee shall receive a base salary (the "Base Salary") payable at an annual rate equal to Three Hundred Fifty Thousand Dollars ($350,000). Such Base Salary shall be payable in reasonable periodic installments in accordance with Company's regular payroll practices in effect from time to time. Employee's Base Salary is subject to annual review and adjustment at the discretion of Company, but in no event shall Company reduce the Base Salary to less than the amounts specified above during the periods referred to without the consent of employee.



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                  (b) Incentive Payments. In addition to the Base Salary,
throughout the term of Employee's employment with Company hereunder, Company shall pay to Employee annually, a cash bonus as incentive compensation based upon Company's financial performance for that year ("Incentive Payments") in such amounts as are decided upon by the Board or its Compensation Committee. Any and all bonuses shall be determined based upon target and comparison that are consistent with those to be used by the Board in determining the amounts payable under Company's Incentive Compensation Plan for Senior Corporate Staff. In the event that the employment of Employee terminates otherwise than pursuant to
Section 6 hereof, on a day other than the last day of a fiscal year of Company, in addition to Base Salary and other payments accrued through the effective date of the termination, Company shall pay to Employee the "pro rata portion" (as hereafter defined) of the Incentive Payments which would have been due to Employee if he had remained in the employ of Company for the full fiscal year in which Employee's employment terminated. For purposes of the immediately preceding sentence, the "pro rata portion" shall be obtained by dividing the number of days (including intervening weekend days and holidays) in the fiscal year that Employee was employed by Company by the number 365.

                  (c) Fringe Benefits. Throughout the term of this Agreement and as long as they are kept in force by Company, employee shall be entitled to participate in and receive the benefits of any profit sharing or retirement plans and any health, life, accident or disability insurance plans or programs made available to other similarly situated employees of Company and shall be entitled to participate in the Supplemental Deferred Compensation Program attached hereto as Exhibit "A", but the participation of employee, if any, in Company's stock option, stock appreciation, "phantom" stock plans or similar plans, will be wholly within the discretion of the Board. With respect to the term of Employee's employment with Company under this Agreement, the Board has not made any determination with regard to Employee's participation in any stock option, stock appreciation, "phantom" stock plans or similar plans. However, the Company shall consider each year whether or not Employee shall be awarded any stock options. Company may, at its sole discretion add, delete or change any stock option, stock appreciation, or phantom stock plans that Employee may participate in upon notice to Employee. If this Agreement is not renewed by Company after the expiration of the then current term, Company shall provide to Employee outplacement consulting services then generally being made available by Company to executive candidates.

                  (d) Vacation. Employee shall be entitled to vacation in accordance with Company's general policies with respect thereto from time to time.

                  (e) Automobile. During the term of Employee's employment with Company under this Agreement, Company shall furnish Employee with the use of a luxury automobile, insurance thereon, and the costs of fuel, maintenance and necessary repairs as incurred. Employee shall be permitted unrestricted use of such automobile without the obligation to account or reimburse Company for any personal use thereof. During the same period, Company shall provide Employee, at no cost to Employee, one private-reserved covered parking space located in or close to the building in which Employee's office is located.



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                  (f) Accounting Services. At an appropriate time each year
during the term of Employee's employment with Company under this Agreement, Company shall make available to Employee, at no cost to Employee, the services of the certified public accounting firm which audits Company's financial statements for the purpose of preparing all of Employee's federal, state and local income tax and estimated income tax returns for such year and counselling Employee with respect thereto. Employee hereby acknowledges that Company shall bear no responsibility for the accuracy, quality or completeness of any such tax returns prepared by such certified public accounting firm.

                  (g) Financial Planning Services. During the term of Employee's employment with Company under this Agreement, Company shall furnish Employee, at no cost to Employee, ten (10) hours per year of financial counselling services. The services shall be rendered by any national accounting firm or firms with which Company from time to time has an ongoing relationship for the purpose of providing financial counselling in conjunction with Company's outplacement services, providing that such firm has a Philadelphia, Pennsylvania office, or if and for as long as there is no such firm, by a financial counsellor or financial counselling firm selected by Employee and approved by Company.

                  (h) Withholding Taxes. The Base Salary, Incentive Payments and all other cash and non-cash payments to Employee hereunder shall be subject to, and paid net of all applicable withholding requirements of federal, state and local law.

         5. Expenses. Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties upon receipt of vouchers therefore and in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

         6.       Severance Compensation.

                  (a) In the event of a "Compensated Termination" (as that term is defined below), Company shall pay Employee as severance compensation, payable in equal monthly installments (with properly pro rated payments for periods of less than a full month) during the "Section 6 Period" (as that term is hereafter as defined), an amount equal to the greater of: (i) the Base Salary plus Incentive Payments paid to Employee during the 12 month period immediately preceding such Compensated Termination; or (ii) Three Hundred Fifty Thousand Dollars ($350,000). As used herein the term "Compensated Termination" shall mean any one of the following events:

                           I. Company elects to terminate Employee's employment
under this Agreement pursuant to the provisions of Section 3(b) hereof at the end of the initial term or any renewal term hereof;

                           II. Company at any time other than the end of initial
term or any renewal term hereof terminates the employment of Employee under the Agreement, otherwise than as provided in Section 10 ("Discharge for Cause") hereof; or

                           III. Employee terminates employment with Company
pursuant to Section 11 hereof.

As used herein, the term "Section 6 Period" shall mean the longer of: (i) one year from the date a Compensated Termination occurs; or (ii) the period beginning on the date a Compensated Termination occurs and ending on the date upon which the then current term of Employee's employment with Company, as such term may have been extended pursuant to Section 3(c) hereof, would have ended but for the occurrence of the Compensated Termination.

                  (b) In the event of a Compensated Termination, for the entire
Section 6 Period, Company shall continue to provide, at no cost to Employee, life, medical and dental insurance to Employee providing coverages equal to the coverages made available to Employee and his dependents on the date of the termination of his employment.

                  (c) In the event that any part of any payment or benefit to Employee under Sections 6(a) and 6(b) of the Agreement or under this Section 6(c) or any other payment made or benefit conferred by Company to Employee constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations or other authorities relating thereto, but excluding payments which are described in Section 280G(b)(2)(B) of the Code, Company will pay to Employee as additional compensation (i) the amount of all taxes due from Employee under
Section 4999 of the Code and (ii) the amount equal to all federal, state and local income taxes and business privilege taxes based upon net income (collectively, the "Taxes") due from Employee upon all payments made by Company to Employee under this Section 6(c). It is the intention of the parties that Employee receive all payments and benefits from Company net of the tax under
Section 4999 of the Code and net of all taxes due upon all payments under this
Section 6(c), and the terms of this Section 6(c) shall be construed and implemented by the parties to effectuate this intent.

                  (d) Notwithstanding anything to the contrary contained above in this Section 6 or any other portion of this Agreement, the Company shall not be required to make any of the payments or provide any of the other benefits set forth above in this Section 6 or otherwise on account of any Compensated Termination unless and until Employee has, if the Company so requests after Employee's termination, resigned from the Boards of Directors (and/or any committees thereof) of the Company and any affiliates of the Company, all as requested by the Company.

         7.       Disability.

                  (a) If Employee becomes unable to perform Employee'ss duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any similar cause, Company will continue the payment of Employee's total compensation at its then current rate for a period of three (3) months following the date Employee is first unable to perform the duties due to such disability or incapacity. Thereafter, Company shall have no obligation for the Base Salary or other compensation payments to Employee during the continuance of such disability or incapacity, except that Company shall pay to Employee, based upon the portion of the calendar year that Employee was able to perform the duties prior to the disability, the pro rata portion of the Incentive Payments that Employee would have earned if he had remained in the employ of the Company for the full calendar year (payable at such time that Employee would have received such Incentive Payment). Employee shall receive such benefits, if any, as are then provided under Company's standard disability coverage provided to employees generally, if and only if the same is then in effect.

                  (b) If Employee is unable to perform Employee's duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any similar cause for a period of six (6) consecutive months, Company shall have the right to terminate this Agreement at any time thereafter, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination.

         8. Death. If Employee dies, all payments hereunder shall continue for a period of three (3) months after the end of the week in which Employee's death shall occur, at which point such payments shall cease and Company shall have no further obligations or liabilities' hereunder to Employee's estate or legal representative or otherwise, except that Company shall pay to Employee's estate or legal representative, based upon the portion of the calendar year that Employee was employed by Company prior to Employee's death, the prorated portion of the Incentive Payments Employee would have earned if he had remained in the employ of Company for the full calendar year (payable at such time that Employee would have received such Incentive Payment).

         9.       Non-Competition, Trade Secrets, etc.

                  (a) During the term of this Agreement and for a period of two
(2) years after the termination of such Agreement, Employee shall not directly or indirectly induce or attempt to influence any employee of Company to terminate employment with Company and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the continental United States, which business is involved in the business activities which are the same as, similar to or in competition with business activities carried on by Company, or being definitely planned by Company, at the time of such termination. For purposes of this Section 9, Company's business activities shall include, without limitation, the following: corporate outplacement, human resource consulting, and career consulting for employees, including spouse placement, career assessment, second career planning, and career options planning, career development, and consulting on the subjects of termination, severance policies, and retirement planning, reporting, evaluation, advisory, and communications services, and other human resources consulting and personnel services to client organizations; and any other such products, programs, and services as Company may hereafter commence marketing in the area of human resource consulting.

                  (b) For a similar period of two (2) years after termination of this Agreement, Employee shall not contact directly or indirectly or cause to be contacted directly or indirectly any clients or customers of Company for the purpose of competitively soliciting business in competition with Company. Without limiting the foregoing, for a period of two (2) years after termination of this Agreement, Employee shall not competitively solicit business from clients, customers or competitors of Company within the continental United States through the means or use of property in which Company has an ownership interest or a license pursuant to Section 9(d) hereof.

                  (c) During the term of this Agreement and at all times thereafter, Employee shall not use for Employee's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes used or developed by Company or any name or addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company, made known or learned or acquired by Employee while in the employ of Company.

                  (d) Any and all writings, inventions, improvements, computer programs, processes, procedures or techniques (hereinafter "Inventions") which Employee may make, discover or develop either solely or jointly with any other person or persons (hereinafter "Co-Inventor(s)") at any time during the term of and as part of Employee's employment with Company which relate to any business being conducted or carried on by Company at the time of invention shall be the sole and exclusive property of Company, subject to the rights of the Co-Inventor(s) in the Inventions. Any and all Inventions which Employee may make, discover or develop either solely or jointly with any Co-Inventor(s) other than a part of Employee's employment with Company which are useful in connection with any business being conducted, carried on or definitely planned by Company at the time of invention shall be subject to a perpetual license to Company, subject to any rights of Co-Inventor (s). The amount of the royalty shall be agreed upon by Company and Employee. In the event that they cannot agree, such royalty shall be determined by arbitration by three arbitrators, one selected by Company, one selected by Employee and the third selected by the first two arbitrators. During the term of this Agreement, Employee shall make full disclosure to Company of all such Inventions. It shall be presumed that any Inventions which Employee shall make, discover or develop either solely or jointly with any Co-Inventor(s) during the two-year period after termination of employment with Company shall have been developed in part during the term of employment, and Employee shall have the burden of proof in demonstrating that no such development occurred during such term of employment. With respect to those Inventions as to which Company is to acquire title hereunder, Employee shall do everything necessary or desirable to vest such title in Company, and Employee shall write and prepare all specifications and procedures regarding such Inventions and otherwise aid and assist Company so that Company can prepare and present applications for copyrights or patents therefor and can secure such copyrights or patents wherever possible, as well as reissues, renewals and extensions thereof, and can obtain record title to such copyright or patents in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation for rights to Inventions which Company acquires hereunder.

                  (e) Employee also agrees, during the term of this Agreement and thereafter, not to disparage or deprecate, directly or indirectly, the reputation, professionalism, character, competence, integrity or motives of the Company, any subsidiary or any affiliate thereof, or any of their officers, trustees, directors, employees, attorneys, agents or family members.

                  (f) Employee acknowledges that the restrictions contained in this Section 9, in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof would result in irreparable injuries to Company, and Employee therefore acknowledges that, in the event of Employee's violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief a well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights will be cumulative and in addition to any other rights or remedies to which Company may be entitled.

                  (g) If the period of time or the area specified in this
Section 9 should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing subparagraph (a), the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Company.

         10. Discharge for Cause. Company may discharge Employee at any time for criminal conduct (whether or not related to Employee's employment), gross negligence, any violation of any express direction or any reasonable rule or regulation established by Company's Board from time to time regarding the conduct of its business, or any violation by Employee of the terms and conditions of this Agreement, in which event Company shall have no further obligations or liabilities hereunder after the date of such discharge.

         11. Compensated Termination by Employee. The occurrence of any of the following events shall give Employee grounds to effect a Compensated Termination under Section 6 hereof:

                  (a) Employee is not elected or reelected, as the case may be, to the executive offices of Company when and as specified in Section 1 hereof or Employee's responsibilities as an executive officer, employee and Board member of Company are materially changed by Company without Employee's prior written consent;

                  (b) At any time during the term of Employee's employment with Company, the removal of Employee from membership on the Board or the failure of the shareholders of Company to reelect Employee to the Board;

                  (c) Company, without the consent of Employee, relocates its corporate headquarters offices outside of the Philadelphia Metropolitan Statistical Area, as such term is defined by the Office of Management and Budget, or bases Employee elsewhere than in its corporate headquarters offices;

                  (d) Any material reduction in the facilities, staff and support services made available to Employee by Company at any time provided that such reduction was made without the consent of Employee.

         Employee may effect a Compensated Termination only if Employee shall terminate employment with Company for any of the reasons set forth within thirty
(30) days of the date Employee discovers the existence of the event which gives rise to a right of termination, by giving notice of termination to Company.

         12. Indemnification. At all times during and after Employee's employment with Company, Company shall indemnify Employee against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by Employee, to the extent now or hereafter permitted by law and Company's By-Laws, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against Employee, including actions or suits by or in the right of Company, by reason of the fact that Employee is or was a director, officer, employee or agent of Company, its parent or any of its subsidiaries, or acted as a director, officer, employee or agent or in any other capacity on behalf of Company, its parent or any of its subsidiaries or is or was serving at the request of Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that Employee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Company and, with respect to any criminal proceeding, Employee had no reasonable cause to believe Employee's conduct was unlawful. Company shall pay expenses incurred by Employee in defending such a civil or criminal action, suit or proceeding in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of Employee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by Company as authorized by Company's By-Laws or by law.

         13.      Company Property.

                  (a) All counseling, advertising, sales, and other materials or articles of information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples or any other materials or data of any kind furnished to Employee by Company or developed by Employee on,behalf of Company or at Company's direction or for Company s use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole and confidential property of Company; if Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall immediately deliver the same to Company.

                  (b) Upon the termination of employment for any reason other than for cause or the death of Employee, Employed shall have the option, exercisable only by written notice given to Company within twenty (20) days after termination of employment (i) to acquire any automobile then being used by Employee and owned by Company for a purchase price equal to the then book value of such automobile, as determined by Company or (ii) to acquire Company's leasehold rights to any such automobile leased by Company (if, and only if, the lessor agrees to such acquisition without requiring any payment or guarantee or any other concessions by Company) by assuming, and agreeing to hold Company harmless against, all of Company's obligations with respect thereto accruing from and after the date that the transfer of title takes place. Employee shall pay all sales and use taxes relating to any such sale or acquisition. Closing of any such acquisition by Employee shall take place at such time as shall be mutually agreeable to the parties, but in no event more than twenty (20) days after the exercise of this option, at such place as Company shall specify.

         14. Prior Agreements. Employee represents to Company (a) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, (b) that Employee's execution of this Agreement and employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound and (c) that Employee is free and able to execute this Agreement and to enter into employment by Company.

         15.      Miscellaneous.

                  (a) Indulgences, Etc. Neither the failure nor the delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as.a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received two days following the day when deposited with an overnight courier service such as Federal Express, for delivery to the intended addressee or two days following the day when deposited in the United States mails, registered mail return receipt requested, addressed as set forth below:

         If to Employee:            Mr. John J. Gavin
                                    1612 Claudia Way
                                    North Wales, PA 19454

         If to Company:             Right Management Consultants, Inc.
                                    1818 Market Street, 33rd Floor
                                    Philadelphia, PA 19103
                                    Attention:  Chairman of the Board

                  In addition, notice by mail shall be by air mail if posted outside of the continental United States.

                  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (a) Binding Nature of Agreement. This Agreement shall be binding and inure to the benefit of Company and its successors and assigns and shall be binding upon Employee, Employee's heirs and legal representatives.

                  (b) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerox copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

                  (c) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (d) Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or condition, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (e) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (f) Gender, Etc. Words used herein, regardless of the number of gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (g) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    RIGHT MANAGEMENT CONSULTANTS, INC.


                                    By: /S/ RICHARD J. PINOLA
                                        --------------------------------------
                                        Richard J. Pinola,
                                        Chairman and Chief Executive Officer


                                        /S/ JOHN G. GAVIN    (SEAL)
                                        --------------------------------------
                                        John J. Gavin, Employee


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                                   EXHIBIT "A"

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

         Supplemental Deferred Compensation Plan ("Plan") for John J. Gavin ("Employee") pursuant to Section 4(c) of the Employment Agreement dated as of January 1, 1999 (the "Employment Agreement") between Employee and Right Management Consultants, Inc. ("Company"). Except as otherwise specified herein, all terms used herein shall have the same meaning as such terms have in the Employment Agreement.

         1.       Definitions.

                  A. "Age" shall mean the age of Employee as of Employee's last birthdate.

                  B. Compensation. "Compensation" shall mean Employee's cash compensation, which includes Base Salary and Incentive Payments only, earned by Employee in Employee's capacity as an employee of Company with respect to a Plan Year.

                  C. Deferred Benefit Account. "Deferred Benefit Account" shall mean the account maintained on the books of Company for Employee pursuant to Paragraph 2 hereof.

                  D. Determination Date. "Determination Date" shall mean the last day of each Plan Year or such other dates as may be established by the Committee.

                  E. Disability. "Disability" shall mean that Employee is unable to perform Employee's duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any similar cause for a period of six (6) consecutive months. If there is any dispute as to Employee's physical or mental disability, the question shall be settled by the opinion of a duly licensed medical or osteopathic physician selected by the mutual consent of Employee and Company or their representatives. Certification of that physician as to the matter in dispute shall be final and binding upon the parties.

                  F. Interest Yield. "Interest Yield" shall mean an effective annual yield which, with respect to any calendar year, is a rate equal to the annual interest rate of the two year guaranteed investment contract index as published in the Wall Street Journal on the November 30 of that calendar year. Company may, in its discretion and with notice to Employee no later than November 15 of such calendar year, base the Interest Yield instead on a rate that is consistent with annual interest rates used by Company in connection with Company's other non-qualified deferred compensation plans for other senior executives of Company.

                  G.       Plan Year.  "Plan Year" shall mean the calendar year.

                  H. Normal Retirement Date. "Normal Retirement Date" shall mean the first date of the month following Employee's sixty-fifth (65th) birthday.


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                  I. Termination of Service. "Termination of Service" shall mean
Employee's ceasing to be an employee of the Company for any reason other than death or discharge for cause pursuant to Section 10 of the Employment Agreement.

         2.       Deferred Benefit Account.

                  A. Establishment of Account. Company shall establish a Deferred Benefit Account on its books for Employee. The balance of Employee's Deferred Benefit Account shall consist of the sum of all amounts credited to the account pursuant to Paragraph 2B, less the sum of all distributions and benefit payments made to Employee. Employee's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to Employee pursuant to the plan.

                  B. Credits to Account. Company shall credit Employee's Deferred BenefIt Account with the following amounts at the times specified:

                           (1) Five percent (5%) of Compensation credited as of
the Determination Date, provided, however, that (i) the amount credited may be reduced, at the discretion of Company, by the amount Company is required to withhold under any federal, state or local law for taxes or other charges.

                           (2) As of the Determination Date, an amount equal to
the interest earned since the last preceding Determination Date. For purposes of the foregoing, interest earned shall be calculated by applying the Interest Yield, reduced to a nominal monthly rate, to the average daily balance of the Deferred Benefit Account since the last preceding Determination Date.

         3.       Vesting of Deferred Benefit Account Balance.

                  Employee shall be vested in the Deferred Benefit Account balance according to the following schedule.

                           Age                   % Vested
                           61                      20%
                           62                      40%
                           63                      60%
                           64                      80%
                           65                     100%

         Notwithstanding the above schedule, Employee shall become fully-vested upon Employee's Death, Disability or Termination of Service. The Board may elect to accelerate the Age or time in which Employee can become fully vested in the Deferred Benefit Account balance.



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         4.       Benefits.

                  A. Retirement Benefits. Upon Employee's Termination of Service on or after his Normal Retirement Date, provided that Employee continuously served Company as an employee to that time, Employee shall receive, as deferred compensation for services rendered prior to such date, a benefit equal to the amount of Employee's Deferred Benefit Account balance (determined in accordance with Paragraph 2B(2)), payable as a life annuity in equal monthly installments with interest on the unpaid balance at a rate equal to the Interest Yield. Such annuity payments shall be based upon the 1983 Group Annuity Mortality tables.

                  B. Benefits Upon Early Termination of Service. Upon Employee's Termination of Service prior to Employee's Normal Retirement Date, Employee shall receive, as deferred compensation for services rendered prior to such date, a benefit equal to the amount of Employee's Deferred Benefit Account balance (determined in accordance with Paragraph 2B(2)), payable in a lump sum within one (1) month of such Termination of Service; provided however, that Company may, at Company's sole option, elect to retain in the Deferred Benefit Account that amount of the Deferred Benefit Account Balance in excess of $100,000 to be payable to Employee as a life annuity in equal monthly installments with interest on the unpaid balance at a rate equal to the Interest Yield , beginning on the first day of the month after the date that would have been Employee's Normal Retirement Date had such Termination of Service not earlier occurred. Company shall notify Employee of such an election prior to the date the lump sum payment is due. The annuity payments shall be based upon the 1983 Group Annuity Mortality tables.

                  C.       Disability.

                           If Employee suffers a Disability prior to Termination
of Service and before receiving any benefits under Paragraph 4A, Employee's beneficiary shall receive payment equal to the amount of Employee's Deferred Benefit Account balance (determined in accordance with Paragraph 2B(2)), in a lump sum within one (1) month of the date of Employee's Disability. Payment of such benefit shall relieve Company of the obligation to pay any other benefit which Employee would have otherwise received under this plan.

                  D.       Survivorship Benefits.

                           (1) Prior to Commencement of Retirement Benefits. If
Employee dies prior to Termination of Service and before receiving any benefits under Paragraph 4A, Employee's beneficiary shall receive payment equal to the amount of Employee's Deferred Benefit Account balance (determined in accordance with Paragraph 2B(2)), in a lump sum within one (1) month of the date of Employee's death. Payment of such benefit shall relieve Company of the obligation to pay any other benefit which Employee would have otherwise received under this plan.



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                           (2) After Commencement of Benefits. If Employee dies
after benefit payments under Paragraphs 4A or 4B have commenced, Company shall continue to pay the remaining payments to Employee's beneficiary in accordance with the payment terms and schedule in effect at the time of death until the full balance of the Deferred Benefit Account are paid.

                  E. Commencement of Payments. Benefit payments required under Paragraphs 4A, 4B, 4C or 4D shall commence on the first day of the month following the Employee's Termination of Service, Disability or death, as the case may be.

                  F. Special Distributions. The foregoing provisions of this Paragraph 4 notwithstanding, Company may, in its sole discretion, make distributions to Employee or beneficiaries in a lump sum or in such other payment forms not provided for in Paragraphs 4A, 4B, 4C or 4D. Any such distribution shall reduce the Deferred Benefit Account balance of Employee or beneficiary by the amount of the distribution.

         5.       Beneficiaries.

                  A. Designation. Employee shall designate a beneficiary or beneficiaries to receive any benefits payable on Employee's behalf after Employee's death by delivering a written notice of such designation to Company in such form as Company shall prescribe. Employee may revoke or modify the designation at any time by a further written designation. Employee's beneficiary designation shall be deemed automatically revoked in the event the designated beneficiary predeceases Employee. If no designation shall be in effect at the time when any benefits payable to a beneficiary under this plan shall become due, the beneficiary shall be the spouse of Employee, or if no spouse is then living, the beneficiaries shall be the Employee's children, per stirpes, or, if none, all payments under this plan shall be made to Employee's estate.

                  B. Payments to Minors and Incompetents. In the event Employee is an incompetent, or a benefit is payable to a beneficiary who is a minor or person declared incompetent, or who is a person incapable of handling the disposition of Employee's property, Company may pay such benefit to the guardian or legal representative, or if none, to any other person having the care or custody of the Employee or beneficiary. Company may require such proof of incompetency, minority, legal custody, guardianship, etc. as it deems appropriate prior to distribution of the benefit. Such distribution shall completely discharge Company and its officers and directors from all liability with respect to such benefit.

         6. Benefits Subject to Company's Creditors. Any amounts subject to this plan, shall be subject to claims of general creditors of Company. The right of Employee or Employee's beneficiary to receive payment of plan benefits from Company assets shall be solely that of a general, unsecured creditor of Company.



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         7. Change of Control. Notwithstanding the provisions of Paragraph 6, in the event that: (i) a "controlling interest" in the capital stock of Company is sold in a single transaction or a group of related transactions to one or more buyers acting in concert, (ii) Company sells all or substantially all of its assets, or (iii) Company is a party to any corporate merger or consolidation in which one or more parties acting in concert who did not previously hold a "controlling interest" in the capital stock of Company acquires or acquire such a "controlling interest" in the capital stock of Company or its successor entity (individually and collectively a "Change in Control"), Company shall establish a trust agreement and shall from time to time transfer into the trust sufficient assets to meet Company's obligation to pay Plan benefits to Employee and Employee's beneficiaries. The Agreement under which the trust is created shall provide that the trustee shall hold the trust assets separate and apart from the other assets of Company; the trust shall not terminate until all benefits payable under this Plan are actually paid to trust beneficiaries or Company is no longer obligated to pay benefits to Employee under this Plan pursuant to
Section 9 hereof; and that the trust shall be structured so that Employee shall not be charged with income, for Federal and state income tax purposes, at the time the trust is funded or upon the lapse of the noncompetition forfeiture provision of Section 9 hereof (so as to be structured as what is commonly referred to as a "Rabbi Trust"). At the termination of the trust, trust assets not needed to pay benefits under the Plan shall be returned to Company. In addition, if there shall be a Termination of Service within two (2) years of a Change in Control, Employee shall be entitled to begin receiving retirement benefits under this Plan as if Employee had reached the Normal Retirement Date at or prior to such termination. For the purposes of this Paragraph 7, a "controlling interest" in the capital stock will constitute that number of shares which, as a practical matter, permits the holder or holders to elect a majority of the members of the Board. It is agreed that shares of capital stock possessing the right to cast a majority or more of the votes entitled to be cast for the election of directors of Company shall conclusively constitute a "controlling interest", but that a block of shares possessing the right to cast less than a majority of the number of votes entitled to be voted may, under the circumstances then pertaining, constitute a "controlling interest".

         8        Amendment and Termination.

                  A0 The Company may at any time amend or terminate the Plan; provided, however, that the Deferred Benefit Account balance may not be reduced or terminated thereby.

                  B0 Notwithstanding any other provision of this Plan to the contrary, upon the termination of this Plan for any reason, the Deferred Benefit Account Balance at the time of such termination shall be determined in accordance with Paragraph 2B(2) hereof.

         9        Non-Competition, Trade Secrets, etc.

                  If Employee shall act in such a manner as to, in Company's judgment; violate the provisions of Section 9 of the Employment Agreement ("Non-Competition, Trade Secrets, etc."), Employee shall forfeit all benefits accrued under this Plan and Company shall have no further obligations to Employee hereunder.


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         10       Miscellaneous.

                  A0 Assignment of Benefits. Neither Employee nor any beneficiary under this plan shall have any right to assign, transfer, pledge or otherwise encumber the right to receive any benefits hereunder, and any attempted assignment, transfer, pledge or other encumbrance shall be void and have no effect.

                  B0 Employment Not Guaranteed by Plan. Neither this plan nor any action taken hereunder shall be construed as giving Employee the right to remain as an employee of Company for any period.

                  C0 Tax Deduction. Company shall deduct from all benefit payments all applicable federal, state or local taxes required by law to be withheld from such payments.

                  D0       Construction.  This Plan shall be construed according
to the laws of the Commonwealth of Pennsylvania.

                  E0 Form of Communication. Any election, claim, notice or other communication required or permitted to be made by a Employee or beneficiary under this plan shall be made in writing and in such form as shall be prescribed by Company. Such communication shall be effective upon mailing if sent first class mail, postage pre-paid, return receipt requested.

                  F0 Captions. The captions at the head of a paragraph of this plan are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Plan.

                  G0 Entire Agreement. This plan constitutes the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings inducements or conditions, express or implied, oral or written, except as herein contained.


         ADOPTED as of this 1st day of January, 1999, pursuant to authority vested in the undersigned officer.

                                    RIGHT MANAGEMENT CONSULTANTS, INC.


                                    By: /S/ RICHARD J. PINOLA
                                        --------------------------------------
                                        Richard J. Pinola,
                                        Chairman and Chief Executive Officer